UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2017

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11045 Roselle Street, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                                             Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 2.02 Results of Operations and Financial Condition

On October 12, 2017, we provided certain updated business and financial information to investors. The information set forth below includes a summary description of our company, our products under development, and recent developments impacting our business. It also includes certain preliminary, estimated financial information and operating results relating to our third quarter ended September 30, 2017, as well as a discussion of trends that are expected to impact our financial information and operating results for the fourth quarter ended December 31, 2017. However, because this is only a summary, it does not contain all of the information that you should consider before deciding to invest in our securities.

The information set forth under Item 2.02 of this Current Report on form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Unless otherwise stated below (i) references to “Tandem,” “we,” “us,” or “our” refer to Tandem Diabetes Care, Inc., and (ii) all share amounts, exercise prices and other amounts set forth below have been adjusted to reflect the impact of the 1-for-10 reverse stock split of our common stock that became effective on October 9, 2017.

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary discusses the key aspects of the offering and highlights certain information appearing elsewhere in this prospectus supplement and the accompanying prospectus, and in the documents we incorporate by reference herein and therein. However, as this is a summary, it does not contain all of the information that you should consider before deciding to invest in our common stock and warrants. You are encouraged to carefully read the entire prospectus, including the information provided (i) under the heading “Risk Factors” in this prospectus supplement and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, or the Q2 Quarterly Report, as may be updated by other filings we make with the SEC after the date of this prospectus supplement, and (ii) under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our financial statements and the related notes, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, the Q2 Quarterly Report, and the other periodic report filings we make with the SEC after the date of this prospectus supplement.

Unless otherwise stated in this prospectus supplement and the accompanying prospectus (i) references to “Tandem,” “we,” “us,” or “our” refer to Tandem Diabetes Care, Inc., and (ii) all share amounts, exercise prices and other amounts set forth in this prospectus supplement have been adjusted to reflect the impact of the 1-for-10 reverse stock split of our common stock that became effective on October 9, 2017.

Our Company

We are a medical device company with an innovative approach to the design, development and commercialization of products for people with insulin-dependent diabetes. We believe that our competitive advantage is rooted in our unique consumer-focused approach and proprietary technology platform. This allows us to deliver innovative hardware and software solutions to meet the various needs and preferences of people with diabetes and their healthcare providers. We manufacture and sell insulin pump products in the United States that are designed to address large and differentiated segments of the insulin-dependent diabetes market. Our insulin pump products include:

•

the t:slim X2 Insulin Delivery System, or t:slim X2, our next-generation flagship product that is updatable and designed to display DexCom G5 continuous glucose monitoring, or CGM, sensor information directly on the pump Home Screen; and

•	the t:flex Insulin Delivery System, or t:flex, for people with greater insulin needs.

We have shipped more than 60,000 insulin pumps since our initial launch in August 2012, of which nearly 56,000 pumps have been shipped within the four years ended September 30, 2017. For the past three consecutive years, our company has been ranked #1 by insulin pump users in the United States for customer support in an independent survey by dQ&A, a leading diabetes research firm.

We have successfully launched five insulin pump products, beginning with the commercialization of our first pump, the t:slim Insulin Delivery System, or t:slim, in August 2012. During 2015, we commenced commercial sales of two additional insulin pumps: t:flex and the t:slim G4 Insulin Delivery System, or t:slim G4, the first continuous glucose monitoring, or CGM, enabled pump with touchscreen simplicity. In October 2016, we commenced commercial sales of t:slim X2 and discontinued new sales of t:slim. In August 2017, we commenced commercial sales of t:slim X2 with DexCom G5 Mobile CGM integration and discontinued new sales of t:slim G4.

Our insulin pumps are compatible with the Tandem Device Updater, a revolutionary new tool that allows pump users to update their pumps’ software quickly and easily from a personal computer. Remote updatability for insulin pump software is a unique feature not available in competitive pump offerings, meaning the Tandem Device Updater provides our customers access to new and enhanced features faster than the industry has been able to in the past. Its first cleared use by the U.S. Food and Drug Administration, or FDA, was to update t:slim Pumps purchased before April 2015 to the latest software. In August 2017, we received FDA approval to permit t:slim X2 customers to update their pumps’ software to allow integration with the DexCom G5 Mobile CGM system. We are currently offering this update to t:slim X2 customers free of charge and approximately one-third of the 12,000 customers that purchased a t:slim X2 prior to receiving FDA approval for G5 integration elected to update their pump. Of the t:slim X2 Pump users who have taken advantage of the software update, more than 85% indicated they were satisfied or extremely satisfied with the update process. In the future, the Tandem Device Updater has the potential to enable users to add other new features and functionality to their pumps, such as automated insulin delivery, or AID, algorithms, independent of the typical four-year insurance pump replacement cycle.

In September 2017, we commenced commercial sales of products using the t:lockTM Connector, or t:lock, which replaces the standard Luer-lok connector that historically joined an infusion set to our cartridge. t:lock incorporates a smaller inner cavity than the Luer-lok connector, which reduces the amount of insulin used in the process and reduces the time required to fill the infusion set tubing.

Our innovative approach to product design and development is consumer-focused and based on our extensive market research, as we believe the user is the primary decision maker when purchasing an insulin pump. Our market research consists of interviews, focus groups and online surveys to understand what people with diabetes, their caregivers and healthcare providers are seeking in order to improve diabetes therapy management. We also apply the science of human factors to our design and development process, which seeks to optimize our devices, allowing users to successfully operate our devices in their intended environment.

We developed our products to provide the specific features that people with insulin-dependent diabetes seek in a next-generation insulin pump. Our proprietary pumping technology allows us to design the slimmest and smallest durable insulin pumps on the market, without sacrificing insulin capacity. Our insulin pump platform features our patented Micro-Delivery technology, and a miniaturized pumping mechanism that draws insulin from a flexible bag within the pump’s cartridge, rather than relying on a syringe and plunger mechanism. It also features an easy-to-navigate software architecture, a vivid color touchscreen and t:slim X2 also features an advanced Bluetooth radio capable of communicating with multiple compatible devices, such as a CGM sensor, blood glucose meter or mobile device applications. Our insulin pump platform has a micro-USB connection that supports a rechargeable battery and software updates through the Tandem Device Updater, as well as uploads to t:connect Diabetes Management Application, or t:connect. t:connect is our custom cloud-based data management application that provides customers and healthcare providers a fast, easy and visual way to display therapy management data from the pump and supported blood glucose meters. In April 2017, we launched the t:connect® HCP Portal, which is designed to streamline healthcare providers’ use of the original t:connect Application and improve office efficiency.

We have rapidly increased sales since our commercial launch by expanding our sales, clinical and marketing infrastructure, by developing, commercializing and marketing multiple differentiated products that utilize our technology platform and consumer-focused approach, and by providing strong customer support. In our research, approximately 86% of healthcare providers surveyed believe that providing great customer support is the most important company attribute. We believe that by demonstrating our product benefits and the shortcomings of existing insulin therapies, more people will choose our insulin pumps for their therapy needs, allowing us to further penetrate and expand the market. We also believe we are well positioned to address consumers’ needs and preferences with our current products and products under development and by offering customers a pathway to our future innovations through the Tandem Device Updater as they are approved by the FDA.

In July 2017, we announced plans to begin commercialization of t:slim X2 outside the United States in select geographies during 2018. Unlike our approach domestically, we currently plan to partner with distributors who will carry out the selling efforts, as well as the service and support of customers in geographies outside the United States.

Products under Development

Our products under development support our strategy of focusing on both consumer and clinical needs. We intend to leverage our consumer-focused approach and proprietary technology platform to continue to develop products that have the features and functionality that will allow us to target people in different segments of the insulin-dependent diabetes market. Our current pump products under development include:

•

t:slim X2 with PLGS – Our first generation AID system is expected to include a predictive low glucose suspend, or PLGS, algorithm that utilizes DexCom G5 sensor values. During 2016, we completed a feasibility study of our PLGS algorithm. The data from this feasibility study was used in an IDE submission for a pivotal study, which was approved by the FDA in May 2017. We commenced a pivotal study for our t:slim X2 with PLGS in the third quarter of 2017 and anticipate that it will conclude by the end of 2017. Once reports from the clinical trial sites are finalized, we intend to use the results in a Premarket Approval, or PMA submission with the FDA. Based on this timing, and subject to future FDA approval, our goal is to launch the product in the summer of 2018.

•

t:slim X2 with TypeZero – Our second generation AID system is expected to integrate the t:slim X2 pump with the treat-to-range technology that we licensed from TypeZero Technologies LLC, as well as DexCom’s G6 sensor. With TypeZero’s technology, our product is intended to both increase and decrease basal insulin based on a person’s predicted blood glucose levels, as well as deliver automated correction boluses. In November 2016, we announced that we are working with DexCom and TypeZero on the integration of our technologies into the National Institute of Health funded International Diabetes Closed Loop Trial, or IDCL Trial. We anticipate that a portion of the trial will utilize a t:slim X2 integrated with TypeZero’s inControl AID algorithms that is designed to automatically adjust a person’s insulin based on information from a DexCom G6 sensor. We intend to use the results from this portion of the trial in a PMA submission with the FDA. Subject to both the timely completion of a successful IDCL Trial and future FDA approval, our goal is to launch this product in the first half of 2019.

•

t:sport Insulin Delivery System – This product is expected to be half the size of t:slim and is being designed for people who seek even greater discretion and flexibility with the use of their insulin pump. The timing of the commercialization of this product will be based on our prioritization of resources and ongoing dialogue with the FDA.

•

Mobile application - We are currently developing a mobile application that is being designed to utilize the capability of the Bluetooth radio to wirelessly upload pump data to t:connect, receive notification of pump alerts and alarms, integrate other health-related information from third party sources, and support future pump-control capabilities for our products under development. We intend to launch the first generation of our mobile application in 2018, with a subset of these features.

Recent Developments

Commercial Launch of t:slim X2 with G5 Integration

In late August 2017, the FDA approved, and we commercially launched our t:slim X2 Insulin Pump with Dexcom G5 Mobile CGM integration. The t:slim X2 with G5 is our first sensor-augmented insulin pump approved to allow users to make treatment decisions without pricking their finger. The pump conveniently displays a user’s insulin delivery activity and Dexcom G5 Mobile CGM data together on one single device. The t:slim X2 with G5 has been approved for users ages six and older.

Commercial Launch of t:lock Connector

In September 2017, we commenced commercial sales of our insulin pump cartridges and infusion sets with our t:lock Connector. t:lock was designed to look and feel like the previous Luer-lok connector. However, t:lock incorporates a smaller inner cavity, which reduces the amount of insulin used in the process and reduces the time required to fill the infusion set tubing, improving efficiency and customer experience.

Animas will Discontinue the Manufacture and Sale of Insulin Pumps

On October 5, 2017, Johnson & Johnson announced that it intends to discontinue the operations of Animas Corporation and to exit the insulin pump business entirely, and that, in connection with these activities, it designated Medtronic as a preferred partner to facilitate the transition of Animas insulin pump customers. As part of this transition, Medtronic is offering a portion of Animas customers the option of acquiring a prior-generation Medtronic insulin pump at no charge. We now offer the only alternative durable insulin pump to Medtronic in the United States. While this announcement represents a significant change within our industry, and we have experienced a recent increase in inquiries from current Animas customers following the announcement, it is too early to know how it will ultimately influence our business or the competitive landscape in which we operate, although we expect the impact may be dependent on the following factors:

•

The offer to Animas customers for a free Medtronic pump is currently limited to customers with a warranty expiration date later than September 30, 2019, and the offer is not available until May 2018. It remains uncertain how many Animas customers will avail themselves of this offer.

•

While Medtronic will have direct access to all Animas customers during the transition period, as those customers' pumps come up for renewal and make new pump purchasing decisions, they may consider alternative pump options. According to recent surveys from dQ&A, when making renewal decisions, Animas customers have historically chosen their pump or a Tandem pump rather than a Medtronic offering. Recent surveys from dQ&A have also shown that only 5% of patients acquiring a Medtronic pump during the past six quarters were previous Animas customers, and 80% of new purchasers of Medtronic pumps were customers who upgraded from a current Medtronic pump rather than switching from an alternative brand. For these reasons, and based on our own customer data that shows a high number of customers switching to our products from an Animas pump, we believe our pumps are an attractive alternative to both Animas and Medtronic pumps.

•

We believe one of the product features that have made Animas pumps attractive to their customers is the integration of the Animas Vibe with Dexcom’s CGM technology. We now provide the only commercially available pump that is integrated with Dexcom’s technology.

Reverse Stock Split

At a special meeting of our stockholders, held on September 7, 2017, our stockholders approved an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio of not less than 1-for-8 and not greater than 1-for-12, with the exact ratio to be set within that range by our board of directors, without further approval or authorization of our stockholders. On October 4, 2017, our board of directors approved the reverse stock split at a ratio of 1-for-10, and on October 9, 2017, we filed an amendment to our amended and restated certificate of incorporation with the Delaware Secretary of State to effect the reverse stock split.

Preliminary Third Quarter Financial Results

Our financial statements for the fiscal quarter ended September 30, 2017, or the third quarter, are not yet complete. We expect to report information about our company for this fiscal quarter later this year. Accordingly, we are presenting preliminary estimates of certain financial information related to our company, including our expected sales and cash, cash equivalents, short-term investments and restricted cash, that we expect to report for the three and nine months ended September 30, 2017.

In the third quarter, we shipped an aggregate of 3,868 pumps. For the third quarter, we estimate our sales will be approximately $26.5-$27.5 million, including approximately $3.5 million of sales previously deferred in prior periods and upgrade fees received as a result of our Technology Upgrade Program. The Technology Upgrade Program expired as of September 30, 2017 and more than 2,500 people participated in the Program since its inception in July 2016.

We believe our preliminary sales results for the third quarter were impacted by a number of factors, including:

•

Hurricanes Harvey and Irma adversely impacted the normal business activities of our sales force, distributors, healthcare providers and potential customers in Texas, Florida and other impacted regions. For instance, the daily inflow to the insurance verification and approval portion of our sales pipeline decreased in early September compared to August, which coincided with the hurricanes. We also experienced a measurable decrease in our sequential monthly pump shipments for the Gulf Coast region for the month of September as compared to the month of August, whereas for all other sales regions we saw either relatively stable volumes or increases in monthly pump shipments for the month of September as compared to the month of August. In addition, we have two independent distributors located within the affected areas that experienced operational disruptions during the periods around the time of the hurricanes.

•

We received FDA approval to market the t:slim X2 with G5 on August 25, 2017. Although we immediately began commercial efforts to market this product, we do not believe that third quarter pump sales benefitted significantly because of the timing of the approval within the quarter, and the number of days typically required to complete the insurance verification and approval phase of the sales process. However, we did see a meaningful increase in the daily inflow to our insurance verification and approval phase during the last two weeks of the third quarter.

•

We continue to be subject to negative perceptions regarding our financial stability relative to that of our competitors, including concerns among healthcare providers and potential customers regarding our ability to sustain our business operations on a long-term basis. In some cases, these perceptions and concerns have caused potential customers to delay the purchase of our products or purchase competitors' products and have negatively impacted the willingness of healthcare providers to recommend our products over those of our competitors.

•

Prior to announcing our plans to launch the t:lock Connector, only a small percentage of our customers and distributors purchased infusion sets from us as compared to purchases of our cartridges. Following our announcement, we have seen, and expect to continue to see, a substantial increase in the number of infusion sets sold both in absolute terms and relative to the number of cartridges sold. In particular, the ratio of our sales volume of infusion sets relative to sales volume of cartridges during the third quarter was approximately 66%, as compared to 61% during the second quarter of 2017 and 51% during the first quarter of 2017.

•	We will continue to incur an operating loss for the third quarter.

Our cash, cash equivalents and short-term investments as of September 30, 2017 was approximately $22.5 million, including a restricted cash balance of $10.0 million. We believe our cash utilization during the third quarter, and cash balance as of the end of the third quarter, were impacted by a number of factors, including:

•	Our pump shipments were more heavily weighted towards the end of the third quarter resulting in cash collections for a significant portion of the quarterly sales not being received during the quarter.
•	To support our launch of t:lock in September 2017, we invested, and following the launch we continue to invest, additional cash to build our infusion set inventory.
•

We paid the final portion of a previously approved cash bonus to certain employees, excluding our chief executive officer who declined to receive a bonus, in the aggregate amount of approximately $1.5 million.

•

We sold approximately 464,108 shares of our common stock pursuant to our previously announced up to $15 million “at-the-market” public offering of our common stock, or our ATM offering, which resulted in net proceeds of approximately $4.1 million to us. We have temporarily suspended sales under our ATM.

The sales (including deferred sales) and cash, cash equivalents, short-term investments and restricted cash estimates presented above as well as our expectations regarding our operating loss are preliminary and subject to revision based upon the completion of our quarter-end financial closing process and the completion of our financial statements. The estimated amounts are not intended to convey final results for the third quarter. These preliminary estimates have been prepared by, and are the responsibility of, our management based upon the most current information available to them as of the date hereof. Such preliminary estimates have not been subject to any audit procedures, review procedures, or any other procedures by our independent registered public accounting firm. In addition, these estimates and expectations are subject to risks and uncertainties. Accordingly, following the completion of our quarter-end financial closing process, we may report financial results that could differ from these estimates. Factors that could cause the preliminary financial data and estimates to differ include, but are not limited to: (i) additional adjustments in the calculation of, or application of accounting principles, for the financial results for the third quarter; and (ii) discovery of new information that affects accounting estimates and management’s judgment underlying these estimated results. The information presented herein should not be considered a substitute for the financial information to be filed with the SEC in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017 once it becomes available. We have no intention or obligation to update the estimated financial results in this report prior to filing our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. See the information below included under the heading “Cautionary Note Regarding Forward-Looking Information.”

Trends Impacting Fourth Quarter Financial Results

We expect our share of the United States insulin pump market will be approximately 11% at the end of 2017, based on 2015 estimates of the United States insulin pump market by Close Concerns, Inc., an independent consulting and publishing company that provides diabetes advisory services. Furthermore, we expect our financial results for the fiscal quarter ending December 31, 2017, or the fourth quarter, will be impacted by a number of factors, including the following:

•

Historically, we have experienced product shipments and sales being weighted heavily towards the second half of the year, with the highest percentage of product shipments and sales occurring in the fourth quarter of the year.  For instance, excluding 2016 when we experienced an unusual sales pattern and implemented our Technology Upgrade Program, in a typical year, our sales for the fourth quarter have ranged from approximately 35% to 38% of the total sales for the full year. We expect seasonality will have a similar impact on our sales in 2017, excluding approximately $3.5 million of deferred sales and upgrade fees received associated with our Technology Upgrade Program that we expect to recognize in the third quarter.

•

We anticipate our fourth quarter sales will be positively impacted by the recent FDA approval and commercial launch of the t:slim X2 with G5. We also believe our sales will be positively impacted by additional pump sales from customer renewals, including the potential to attract Animas customers as their pumps come up for renewal. Finally, we expect to experience increased sales of infusion sets following the recent commercial launch of products that use the t:lock Connector.

•

Although “customer referrals” decreased during the periods around Hurricanes Harvey and Irma, these referrals have significantly increased in the past several weeks following the commercial launch of t:slim X2 with G5. “Customer referrals” is a metric our management uses to track our sales pipeline. A customer referral generally refers to a potential customer from which we have received an initial inquiry, verified the customer’s interest in a pump, and confirmed the customer’s eligibility to purchase a pump. Once a customer is designated as a referral, the customer moves into the insurance verification stage before a pump is shipped to the customer and the sale is completed. Based on the recent rate of referrals, and the historical fourth quarter conversion for completed sales from referrals, we expect sales in the fourth quarter to increase as compared to the third quarter and as compared to the fourth quarter of 2016.

Our performance in the fourth quarter may impact the trajectory of our results in future years. We believe our business can be profitable when we reach approximately 15% share of the United States insulin pump market. Our stated goal is to reach this level in 2019; however, our ability to achieve this goal is highly dependent on a number of variables, including our financial performance in the fourth quarter of this year and the continued adoption of our current products, and products in development. Certain statements above, including with respect to our expected financial results for the fourth quarter and the various trends that may impact those results, and timeline to reach profitability, are forward-looking statements that are subject to considerable risks and uncertainties. See the information below included under the heading “Cautionary Note Regarding Forward-Looking Information.”

Requirement to Raise Additional Capital

On the date our financial statements included in the Q2 Quarterly Report were issued, our management believed that we did not have sufficient cash to fund our operations for the next twelve months without additional financing, and therefore, we concluded there was substantial doubt about our ability to continue as a going concern within one year after the date those financial statements were issued. In addition, the audit report and opinion of our independent registered public accounting firm contained in our financial statements for the year ended December 31, 2016, includes an explanatory paragraph that describes conditions that raise substantial doubt about our ability to continue as a going concern. Furthermore, although our financial statements for the third quarter are not yet completed, we do not expect the funding from any completed or currently proposed financing transaction to fully address the substantial doubt about our ability to continue as a going concern and we expect that our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 will contain a similar conclusion about there being substantial doubt about our ability to do so.

We expect we will be required to raise additional capital in order to continue as a going concern, meet our minimum liquidity requirements, and execute on our business strategy. We may seek additional capital from public or private offerings of our capital stock (including pursuant to our ATM offering), or we may elect to borrow additional amounts under new debt financing arrangements or from other sources. We expect our ability to raise additional financing may be negatively impacted by a number of factors, including our recent and projected financial results, recent changes in and volatility of our stock price, perceptions about and the dilutive impact of our recent and proposed financing transactions, concerns regarding our ability to maintain the continued listing of our common stock on the NASDAQ Global Market, or NASDAQ, our current level of indebtedness and debt service costs, our conclusion that there is substantial doubt about our ability to continue as a going concern and the competitive environment in our industry.

There can be no assurance that we will be able to raise additional capital on acceptable terms or at all. If we are not able to secure additional financing or generate sufficient revenues from the sale of our products, we may be forced to significantly alter our business strategy, substantially curtail or modify our current operations, or cease operations altogether.

Cautionary Note Regarding Forward Looking Information

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding the Company’s expectations regarding projected financial results and business trends, anticipated features of products under development and associated product development timelines and other statements that are not purely statements of historical fact. Such forward-looking statements are based on the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results, and the timing of events, may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the risks and uncertainties that are identified in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other documents that the Company files with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Unless otherwise required by applicable law or the rules of the NASDAQ Stock Market, Tandem undertakes no obligation to update or revise any forward-looking statement contained in this report because of new information, future events or other factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

Date: October 12, 2017	/s/ David B. Berger
David B. Berger
Executive Vice President, General Counsel and Secretary